Exhibit 99.1

Phoenix Motor Inc. Announces Closing of $15,750,000 Initial Public Offering

Anaheim, California, June 10, 2022 /BUSINESS WIRE/ -- Phoenix Motor Inc. (“Phoenix” or the “Company”) (NASDAQ: PEV), a California based company that designs, assembles, and integrates electric drive systems and light and medium duty electric vehicles (“EVs”), today announced the closing of its initial public offering (the “Offering”) of 2,100,000 shares of common stock at a public offering price of $7.50 per share (the “Common Stock”), for aggregate gross proceeds of $15.75 million before deducting underwriting discounts and commissions and offering expenses. The Offering closed on June 10, 2022 and the Common Stock began trading on June 8, 2022 on The Nasdaq Capital Market under the ticker symbol “PEV.”

Prime Number Capital LLC acted as the sole book runner and representative of the underwriters for the Offering. Revere Securities LLC and Westpark Capital, Inc. acted as co-managers for the Offering. Loeb & Loeb LLP served as counsel to the Company, and Robinson & Cole LLP served as counsel to Prime Number Capital LLC.

A registration statement on Form S-1 (File No. 333-261384) relating to the Offering has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on June 7, 2022. The Offering is made only by means of a prospectus. Copies of the Offering prospectus may be obtained from Prime Number Capital LLC by email at info@pncps.com. In addition, a copy of the final prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in the electric vehicles (“EVs”) industry, through its wholly owned subsidiaries, designs, assembles, and integrates electric drive systems and light and medium duty EVs and markets and sells electric vehicle chargers for the commercial and residential markets.  Phoenix operates two primary brands, “Phoenix Motorcars” focused on commercial products including medium duty EVs, chargers and electric forklifts, and “EdisonFuture” which intends to offer light-duty EVs. As an EV pioneer, the Company delivered its first commercial EV in 2014 and deployed the very first zero emission airport shuttle bus at the Los Angeles International Airport (“LAX”); the LAX fleet has grown to 39 electric shuttle buses, one of the largest of its kind. Los Angeles Air Force Base in El Segundo and NASA’s Jet Propulsion Laboratory in Pasadena, California are among customers for the Company’s first generation E Series Zeus EVs. Phoenix intends to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. For more information, please visit: www.phoenixmotorcars.com and www.edisonfuture.com.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  No assurance can be given that the net proceeds of the Offering will be used as indicated. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s ability to convert concept trucks and vans into production and sales; the Company’s product development timeline and expected start of production; development of competitive trucks and vans manufactured and sold by the Company’s competitors and major industry vehicle companies; the Company’s ability to scale in a cost-effective manner; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the Company’s financial and business performance; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of its business model; expectations regarding the Company’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and other risks contained in the Offering prospectus and reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, including those set forth in the Risk Factors section of the Company's registration statement and Offering prospectus, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Underwriter

Prime Number Capital LLC
Ms. Xiaoyan Jiang, Chairwoman
Email：xj@pncps.com
Phone: 516-582-9666